CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information and to the use of our report dated August 28, 2008 on UBS U.S. Large Cap Growth Fund (a series of The UBS Funds), for the fiscal year ended June 30, 2008 which is incorporated by reference in this Registration Statement (Form N-1A No. 033-21677 and 811-5547) of Laudus Trust.
/s/ Ernst & Young LLP
ERNST & YOUNG LLP
New York, New York
May 19, 2009